Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

Amendment dated as of May 22, 2013 (this “Amendment”) to the Employment Agreement dated March 1, 2010, as previously amended on May 17, 2010, by and between Arista Power, Inc. (the “Company”) and Molly Hedges (the “Executive”) (the “Agreement”).

WITNESSETH

WHEREAS, the Company and the Executive desire to modify the terms and conditions of the Agreement on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Section 1(a) of the Agreement is replaced in its entirety, with the following:

“(a)           The Company hereby agrees to employ Ms. Hedges as its Chief Financial Officer, Controller, Principal Financial Officer and Principal Accounting Officer effective on May 22, 2013.  Ms. Hedges hereby accepts such employment.  Ms. Hedges will report to the Company’s Chief Executive Officer.  Ms. Hedges will perform those duties and have such authority and powers as are customarily associated with her positions and such other duties as the Chief Executive Officer of the Company may reasonably request from time to time.”

All of the other terms and conditions of the Agreement remain unchanged by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and the Executive has signed this Amendment, as of the date first above written.

ARISTA POWER, INC.

By:         /s/ William A. Schmitz
Name: William A. Schmitz
Title:   Chief Executive Officer

/s/ Molly Hedges
Molly Hedges